Exhibit 10.26

         PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


          PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") dated the 2nd day of July, 1996, by and among MidMark Capital, L.P., a Delaware limited partnership ("Buyer"), Clearview Cinema Group, Inc., a Delaware corporation (the "Corporation"), and A. Dale Mayo (the "Stockholder").

                      W I T N E S S E T H:

          SECTION 1. Issuance and Sale of Preferred Stock and Warrant. Upon the terms and subject to all of the conditions set forth herein, the Corporation agrees to issue and sell to Buyer, and Buyer agrees to purchase from the Corporation on July 2, 1996 (the "Closing Date"):

                    (a) Ninety-five (95) shares of Class A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation, having the designations, rights and preferences set forth in the Certificate of Incorporation of the Corporation, as previously amended by the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment in the form of Exhibit A attached hereto; and

                    (b) a warrant (the "Warrant") in the form of Exhibit B attached hereto, to purchase an aggregate of Two Hundred and Forty-Three (243) shares of Preferred Stock and/or up to that number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation into which Two Hundred and Forty-Three (243) shares of Preferred Stock may be converted.

                    (c) To the extent that all or any of the warrants to purchase 125 shares of capital stock of the Corporation which are issuable in the event that loans in the aggregate amount of $500,000 to the Corporation are extended beyond their due dates, as such warrants are referenced on Schedule 3(a), are actually issued, or different and/or additional warrants are issued as a result of any further extensions of such loan, then, with respect to each such issuance, Buyer shall be issued (i) additional shares of Preferred Stock equal to 50% of the sum of the shares purchasable pursuant to such warrants, and (ii) additional Warrants, each in the form of Exhibit B hereto, to purchase an aggregate number of shares of Preferred Stock and/or up to that number of shares of Common Stock into which such shares may be converted, equal to 34.4% of the sum of the


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            shares purchasable pursuant to such warrants. (This Section 1(c)
            shall supercede Section 1(c) of the Preferred Stock and Warrant Purchase Agreement dated May 29, 1996 by and among the parties.)


            SECTION 2. Consideration for Preferred Stock and Warrant. In full consideration for the issuance and sale of the Preferred Stock and the Warrant by the Corporation to Buyer provided for herein, on the Closing Date Buyer shall deliver to the Corporation the sum of Seven Hundred and Fifty Thousand Dollars ($750,000) in immediately available funds.

            SECTION 3. Representations and Warranties of the Corporation and the Stockholder. The Corporation represents and warrants that (and the Stockholder represents and warrants, to the best of his knowledge, that):

                    (a) Organization; Capital Stock. The Corporation is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being and contemplated to be conducted. The authorized capital stock of the Corporation consists of 10,000 shares of Common Stock and 1,303 shares of Preferred Stock. There are 1,367 shares of Common Stock and 684 shares of Preferred Stock issued and outstanding which are the only shares of capital stock of the Corporation issued and outstanding on the date hereof. All of the issued and outstanding Common Stock of the Corporation is duly authorized, validly issued, fully paid and non-assessable and is owned of record and, to the best knowledge of the Corporation, beneficially by the persons, and in the amounts, set forth on Schedule 3(a). All the issued and outstanding Common Stock of the Corporation has been issued and sold in conformity with the requirements of the Securities Act of 1933, as amended, and all other applicable federal and state laws relating to the issuance and sale of securities which are applicable to the Corporation or any holder of Common Stock. Except as set forth on
Schedule 3(a), the Stockholder owns 530 shares of Common Stock free and clear of any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, charge or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing) (each, a "Lien"). Except as set forth on Schedule 3(a), and except as issued pursuant to or contemporaneously with the closing under the Preferred Stock and Warrant Purchase Agreement dated May 29, 1996 by and among the


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parties hereto, there are no authorized, outstanding or existing:

                  (i) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of the Corporation;

                  (ii) securities convertible into or exchangeable for any capital stock of the Corporation;

                  (iii) options, warrants or other rights to purchase or subscribe for any capital stock of the Corporation, or securities convertible into or exchangeable for any capital stock of the Corporation;

                  (iv) preemptive rights or rights of first refusal of any holder of capital stock, or agreements of any kind relating to the issuance of any capital stock of the Corporation, any such convertible or exchangeable securities or any such options, warrants or rights; or

                  (v) stockholders' or similar agreements with respect to the voting and/or transfer of capital stock, or agreements of any kind that may obligate the Corporation to issue or purchase any of its securities.

                    (b) Subsidiaries. Schedule 3(b) identifies each of the Corporation's Subsidiaries (as hereinafter defined), its jurisdiction of incorporation and the percentage of its voting stock owned by the Corporation and, if applicable, the Stockholder and each other Subsidiary. The Corporation (or, if applicable, the Stockholder or Subsidiary as the case may be) is the record and beneficial owner of all of the shares of voting stock it purports to own of each Subsidiary and, except as set forth on Schedule 3(b), such ownership is free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable. No Subsidiary has any common or preferred stock authorized or outstanding other than as set forth on Schedule 3(b) and neither the Corporation nor any Subsidiary has made or entered into any agreement or commitment to sell or issue any securities of any Subsidiary. Each Subsidiary is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and has the corporate power to carry on its business as it is now being or contemplated to be conducted. The term "Subsidiary" means any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the shares of stock, or other ownership interests having ordinary voting power (including stock or such other ownership interests having such voting power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other


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entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by the Corporation.

                    (c) Corporate Power, etc. The Corporation and each Subsidiary has all requisite power and authority, and all necessary licenses, permits, franchises and other governmental authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so would not have a material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its Subsidiaries taken as a whole.

                    (d) Due Authorization; No Conflict. This Agreement and each of the Ancillary Documents (as that term is defined in Section 5(e) below) has been duly authorized by all necessary corporate or stockholder action of the Corporation. Neither this Agreement nor any of the transactions provided for herein or in any Ancillary Document conflicts with or violates (i) any provision of the Corporation's Certificate of Incorporation (as amended by the Certificate of Amendment in the form of Exhibit A attached hereto) or By-laws, (ii) any agreement by which the Corporation, any Subsidiary of the Corporation or the Stockholder, or any of its or their respective properties, is bound in any manner that, individually or in the aggregate, would have material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its Subsidiaries taken as a whole, (iii) any federal or state law, rule or regulation or judicial order, or (iv) any local law, rule or regulation in any manner that, individually or in the aggregate would have material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its Subsidiaries taken as a whole. This Agreement is, and each Ancillary Document will be, when duly executed and delivered, binding on the Corporation and the Stockholder (as the case may be), and enforceable against the Corporation and/or against the Stockholder in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement to creditors' rights generally, and are also limited by Buyer's implied covenants of good faith, fair dealing and commercially reasonable conduct, and by the effects of judicial discretion on the availability of remedies and realization of benefits under and enforceability of this Agreement and the Ancillary Documents in all respects as written.

                    (e) Preferred Stock; Warrant. The Preferred Stock and the Warrant to be issued and sold pursuant to Section 1 hereof, and all Common Stock and Preferred Stock to be issued upon conversion or exercise thereof, has been duly authorized,


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and when issued and sold by Corporation will be fully paid and non-assessable
(assuming payment by the Buyer of the consideration set forth in Section 2 hereof, or in the Warrant, as the case may be) and free and clear of any Lien, claim or right of any other person. The Corporation has reserved for issuance a sufficient number of shares of Common Stock and Preferred Stock as may be required upon conversion of the Preferred Stock and exercise of the Warrant to be issued and sold pursuant to Section 1 hereof.

                    (f) Financial Statements; Undisclosed Liabilities. (i) Each of the Corporation and its Subsidiaries have, during all prior periods of their respective existences, prepared annual financial statements in accordance with generally accepted accounting principles ("GAAP"). The consolidated balance sheets of the Corporation and its Subsidiaries as of December 31, 1994 and December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, all of which have been certified by the Corporation's independent certified public accountants, copies of which have been delivered to Buyer, have been prepared in accordance with GAAP consistently applied, and present fairly the financial position of the Corporation and its Subsidiaries as of such dates and the results of their operations for such periods. The Corporation has also delivered to Buyer copies of all audit or review comments and reports thereon or in respect thereof which were received by the Corporation or any such Subsidiary from its independent certified public accountants since the date of incorporation of the Corporation. The Consolidated Balance Sheet of the Corporation and Subsidiaries dated December 31, 1995 is herein called the "Consolidated Balance Sheet," and December 31, 1995 is herein called the "Balance Sheet Date."

               (ii) Except as set forth on Schedule 3(f), as of the date hereof the Corporation does not have any liability of any nature (matured or unmatured, fixed contingent or otherwise) which is, individually or in the aggregate, material to the Corporation and its Subsidiaries on a consolidated basis, and was not reflected on the Consolidated Balance Sheet and which should, in accordance with GAAP, have been reflected in such balance sheets or in the notes thereto.

                    (g) Material Adverse Change. Except as set forth on Schedule 3(g), since the Balance Sheet Date there has not been any change in the properties, business, prospects, results of operations or financial condition of the Corporation or any of its Subsidiaries which, individually or in the aggregate, has had or may reasonably be expected to have a material adverse effect on the properties, business, prospects, results of operation or financial condition of the Corporation and its Subsidiaries taken


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as a whole (excluding the effect, if any, of economic, political and social conditions affecting the motion picture theater industry generally).

                    (h) Litigation; No Default. Except as set forth on Schedule 3(h), there are no claims, actions, suits, investigations or proceedings pending against or affecting or, to the knowledge of the Corporation, threatened against the Corporation, any of its Subsidiaries or any of its or their respective officers or employees (in their capacities as such) or its or their respective businesses, properties or assets, or the transactions contemplated by this Agreement and the Ancillary Documents, by any person, governmental body or agency or by any securities exchange or national securities association, nor is there any basis known to the Corporation for any such action, suit, investigation or proceeding, which is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its Subsidiaries taken as a whole. There is not in existence any order, judgment or decree of any court, governmental authority or agency or arbitration board or tribunal enjoining the Corporation or any Subsidiary from taking, or requiring the Corporation or any Subsidiary to take, action of any kind with respect to the business of the Corporation or such Subsidiary. Neither the Corporation nor any Subsidiary is in violation of any laws or governmental rules or regulations except where such violation would not have a material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its Subsidiaries taken as a whole. Neither the Corporation nor any of its Subsidiaries is in default under any contract or commitment to which it is a party or by which its assets are bound, which default would have a material adverse effect on the business, assets, financial conditions or results of operations of the Corporation and its subsidiaries taken as a whole.

                    (i) Title to Assets. The Corporation and each Subsidiary has good and marketable title to all the property reflected on the consolidated balance sheet of the Corporation and Subsidiaries dated December 31, 1995 and which the Corporation or any Subsidiary otherwise purports to own, free and clear of all Liens, except as set forth on Schedule 3(i). Such assets, together with the assets leased by the Corporation and Subsidiaries, are the only assets used by the Corporation and its Subsidiaries in the conduct of their respective businesses as presently conducted. The Corporation and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all such leases are valid and subsisting and in full force and effect.

                    (j) Trademarks, Copyrights and other Intellectual


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Properties. Schedule 3(j) sets forth a correct and complete list of all
Intellectual Properties used, held for use, or (as set forth in writing in any document delivered to the Buyer) presently proposed to be used in the conduct of the business of the Corporation or its Subsidiaries. "Intellectual Properties" shall mean each and all of the following items: all United States or foreign patents, trademarks, trade names, servicemarks, and applications for any of the foregoing, copyrights or other author's rights, proprietary rights and data, ideas and know-how, whether or not patentable or registrable, and any goodwill associated with any of the foregoing whether owned or otherwise controlled by the person or entity using, holding for use or proposing to use any of the foregoing or whether the rights to the use thereof have been licensed to or by such person or entity. Except as disclosed in Schedule 3(j), (i) the Corporation owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being or (as set forth in writing in any document delivered to the Buyer) proposed to be conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (ii) the validity of such rights and the title thereto of the Corporation have not been questioned or challenged in any matter, nor, to the knowledge of the Corporation, is any such challenge threatened; (iii) the conduct of the business of the Corporation and its Subsidiaries as is now conducted or (as set forth in writing in any document delivered to the Buyer) proposed to be conducted does not infringe or conflict with any Intellectual Properties of others; (iv) the Corporation knows of no use by any other party of any Intellectual Property owned by or licensed to the Corporation; and (v) no infringement by others of any Intellectual Properties owned by or licensed by or to the Corporation is known to the Corporation.

                    (k) Material Agreements. Schedule 3(k) contains a list of all of the material agreements, leases, licenses or sublicenses, contracts or other agreements, arrangements, understanding and commitments, whether written or oral (each and all of the foregoing items being referred to as "Contracts"), to which the Corporation and/or any Subsidiary is a party. Except as set forth in Schedule 3(k) (which may refer to other specific schedules hereto), neither the Corporation nor any Subsidiary is a party to any material Contract.

                    (l) Consents. Except as set forth on Schedule 3(l), no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person on the part of the Corporation or any Subsidiary is required in connection with the execution, delivery and


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performance of this Agreement or any Ancillary Document, or the offer, issue, sale or delivery of the Preferred Stock or the warrant, or the issuance and delivery of Common Stock upon conversion or exercise thereof.

                    (m) Taxes. The Corporation has delivered to Buyer copies of all federal and state income tax returns of the Corporation or any Subsidiary in respect of years ending on or after December 31, 1994. All income, gross receipts, ad valorem, sales, use, franchise, property employment and other tax returns required to be filed by the Corporation or any Subsidiary in any jurisdiction have in fact been filed and are true and correct, and all taxes, assessments, fees and other governmental charges upon the Corporation or any Subsidiary of the Corporation, or upon any of their respective properties, income or franchises, which are due and payable have been paid. The Federal income tax returns of the Corporation and its Subsidiaries have as yet not been audited by the Internal Revenue Service. The provisions for taxes on the books of the Corporation and each Subsidiary are adequate for all open years, and for its current fiscal period. Neither the Corporation nor any Subsidiary has granted or agreed to any extension of the period of limitations with respect to any open tax year.

                    (n) Employee Matters; ERISA. Schedule 3(n) sets forth a true, correct and complete list of (i) each pension, profit-sharing, retirement, deferred compensation, bonus or other incentive plan, or other employee benefit plan, program, agreement or arrangement to which the Corporation or any Subsidiary is a party or by which it is bound, or to which it contributes or in which its employees are entitled to participate (collectively "Employee Benefit Plans"), and (ii) each employment agreement with any officer, director or employee to which the Corporation or any Subsidiary is a party or by which it is bound. The present value of all benefits vested under all Employee Benefit Plans, does not, and will not on the Closing Date, exceed the value of the assets of the plans allocable to such vested benefits. Neither the Corporation nor any Subsidiary has taken or omitted to take any action the taking or omission of which would be a "prohibited transaction" or "reportable event" under ERISA, or would otherwise constitute a breach of the fiduciary duty of the Corporation or any Subsidiary in respect of an employee benefit plan maintained or administered by the Corporation or any Subsidiary. There is, in respect of the Employee Benefit Plans, no accumulated funding deficiency (whether or not waived) and the Corporation has not taken or omitted to take any action the taking or omission of which could jeopardize the qualification of any Employee Benefit Plan which is a "qualified" plan within the meaning of Section 401 of the Internal Revenue Code of 1986, as amended. Neither the Corporation nor any Subsidiary is a party to any "Multiemployer Plan"


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as that term is defined in ERISA.

                    (o) Brokers and Finders. Except as set forth on Schedule 3(o), neither the Corporation nor the Stockholder has incurred any obligation or commitment to any person which could give rise to a claim for any finder's, broker's or other middleman's commission or compensation in respect of the transactions contemplated by this Agreement.

                    (p) Use of Proceeds. The proceeds to the Corporation from the issuance and sale of the Preferred Stock and the Warrant shall be used by the Corporation for a transaction involving the acquisition of movie theaters from Bedford Cinema Corp. and Kisco Cinema, Inc.

                    (q) Intercompany Transactions. Schedule 3(q) sets forth all contracts, transactions and other business arrangements between the Corporation or any Subsidiary, on the one hand, and any stockholder, director or officer of the Corporation or any Subsidiary, on the other hand, since January 1, 1991 (other than employment agreements and employee benefit plans involving officers in their capacity as such). Except as set forth on Schedule 3(q), all such contracts, transactions and other business arrangements were or are on an arms-length basis, and have been or are on terms no less favorable to the Corporation than would have been or could be obtained from unaffiliated third parties.

                    (r) Disclosure. No representation or warranty by the Corporation or Stockholder contained herein, nor any information, document, statement, certificate or schedule furnished or to be furnished to Buyer in connection herewith or with the transactions contemplated hereby, contains, or will on the Closing Date contain, any untrue statement of a material fact or omits, or will on the Closing Date omit, to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. (The parties hereby affirm their intention that the foregoing sentence be interpreted in a manner consistent with Securities and Exchange Commission Rule 10b-5, and disavow any intention to expand or limit the applicability of Rule 10b-5 in this Section 3(r).) The written projections dated December 12, 1995 prepared by Mahoney, Cohen & Co., CPAs, updating the earlier projections referred to therein, which were furnished by the Corporation and/or the Stockholder to Buyer were made in good faith. The Corporation has supplied to Buyer all information and documents requested by Buyer in the document request list dated February 9, 1996 previously furnished to the Corporation, a copy of which is attached hereto as Exhibit C.

          SECTION 4. Representations and Warranties of Buyer.


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Buyer represents and warrants that:


                    (a) Organization; Corporate Power. Buyer is a limited partnership duly organized and existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                    (b) Due Authorization. This Agreement has been duly authorized by all necessary action of Buyer. Neither this Agreement nor any of the transactions provided for herein violates any provision of Buyer's Certificate of Limited Partnership or Limited Partnership Agreement or any agreement by which Buyer or any of its properties is bound. This Agreement will, when duly executed and delivered, be binding on Buyer, and enforceable against Buyer in accordance with its terms.

                    (c) Consents. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or other person on the part of the Buyer is required in connection with the execution, delivery and performance of this Agreement or the purchase of the Preferred Stock or the Warrant, or the conversion or exercise thereof.

                    (d) Accredited Investor Status. Buyer is an "accredited Investor" as defined under Regulation D promulgated under the Securities Act of 1933, as amended, and is acquiring the Preferred Stock and Warrant for its own account for investment and not with view to, or for sale in connection with, any distribution thereof. Buyer has no present intention of distributing or reselling any of the Preferred Stock or Warrant.

                    (e) Experience of Buyer. Buyer has the experience and sophistication necessary to evaluate the Corporation and the risks associated with the terminations contemplated hereby and is able to sustain a loss of its investment in the Corporation.

                    (f) No Reliance. In making its decisions to purchase the Preferred Stock and Warrant, Buyer has not relied upon any representations or warranties, express or implied, except for the representations and warranties expressly set forth in this Agreement or in any certificate or instrument delivered by or on behalf of the Corporation in writing in connection with the transactions contemplated herein. To Buyer's knowledge, the Corporation has provided the Buyer with such access to the books and records and personnel and other representatives of the Corporation and the Subsidiaries and to such other information as Buyer has requested in order to enable Buyer to make its investment decision.


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          SECTION 5. Conditions Precedent to Obligations of Buyer. The
obligations of Buyer under this Agreement are subject to and conditioned upon the satisfaction at or prior to the Closing of each of the following conditions:

                    (a) Representations; Performance. The representations and warranties of the Corporation and the Stockholder contained in this Agreement and in the Ancillary Documents (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. The Corporation shall have duly performed and complied with all agreements and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date. The Corporation shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the President of the Corporation to his knowledge to the foregoing effect and with respect to incumbency of officers and such other matters as Buyer may reasonably request.


                    (b) Corporate Proceedings. All corporate and other proceedings of the Corporation in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Buyer and its counsel, and the Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                    (c) Consents. All consents needed for the execution, delivery and performance of this Agreement and each Ancillary Document shall have been obtained.

                    (d) Opinion of Counsel. Buyer shall have received from Kirkpatrick & Lockhart, LLP, counsel for the Corporation and the Stockholder, a written opinion dated as of the Closing Date, addressed to Buyer, substantially in the form set forth in Exhibit D.

                    (e) Ancillary Documents. Each of the following agreements, instruments or documents (collectively the "Ancillary Documents") shall have been executed and delivered, filed or adopted as the case may be and Buyer shall have received fully executed or certified copies thereof;

                    (i) A copy, certified by the Secretary of the Corporation, of the Certificate of Incorporation of the Corporation as previously amended by the filing with the


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               Secretary of State of the State of Delaware of a Certificate of
               Amendment in the form of Exhibit A attached hereto;

                    (ii)  The Warrant; and

                    (iii)  A Portfolio Financing Report on SBA Form 1031.

                    (f) Legal Proceedings. There shall be no law, rule or regulation and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any litigation, which (a) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or by any Ancillary Document, (b) requires separation of a significant portion of the assets or business of the Corporation or any Subsidiary after the Closing or (c) restricts or interferes with, in any material way, the operation of the Corporation or any Subsidiary or their respective businesses or assets after the Closing, materially adversely affects the financial condition, results of operations, properties, assets, business or prospects of the Corporation or any Subsidiary; and there shall be no litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.

                    (g) Payment of Buyer's Fees and Expenses. The fees and expenses of the Buyer detailed in Section 14, including the 3% processing fee payable to the general partner of Buyer, shall have been paid by the Corporation.

                    (h) Closing of Certain Acquisitions. There shall have occurred prior to or there shall occur contemporaneously with the Closing a closing of the transactions contemplated by the Asset Purchase Agreement, dated the date hereof, between the Corporation and certain of its wholly-owned subsidiaries, on the one hand, and Bedford Cinema Corp. and Kisco Cinema, Inc., on the other hand.

          SECTION 6. Conditions Precedent to Obligations of Corporation. The obligations of the Corporation to deliver the Preferred Stock and the Warrant on the Closing Date are subject to and conditioned upon the satisfaction at or prior to the Closing of each of the following conditions:

                    (a) Representations; Performance. The representations and warranties of the Buyer contained in this Agreement and the Ancillary Documents
(i) shall be true and correct in all material respects at and as of the date hereof and (ii) shall be true and correct in all material respects on and as


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of the Closing Date with the same effect as though made at and as of such time.
The Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date. The Buyer shall have delivered to the Corporation a certificate, dated the Closing Date and signed by its duly authorized officer to his knowledge, to the foregoing effect.

                    (b) Proceedings. All proceedings of the Buyer in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Corporation, and its counsel, and the Corporation and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                    (c) Consents. All consents needed for the execution, delivery and performance of this Agreement and each Ancillary Document shall have been obtained.

                    (d) Opinion of Counsel. The Corporation shall have received from McCarter & English, counsel for Buyer, a written opinion dated as of the Closing Date, addressed to the Corporation, substantially in the form set forth in Exhibit H.

          SECTION 7. The Closing; Termination.

                    (a) The Closing shall be held at the offices of Kirkpatrick & Lockhart, LLP, in New York City on the Closing Date or on such other date not later than thirty days subsequent thereto as may be agreed upon by Buyer and the Corporation. At the Closing, the parties hereto will execute and deliver all documents and instruments necessary to effect the transfers provided for herein and not theretofore effected and to evidence their respective compliance with the provisions of this Agreement.


                    (b) Each of Buyer and the Corporation shall have the right, in the event that the Closing shall not be held by October 31, 1996, and if such failure to close shall be attributable to any cause or event other than a failure by it to perform an action required to be performed by it pursuant to this Agreement, to terminate this Agreement on written notice to the other.

          SECTION 8. Covenants of the Corporation. The Corporation covenants and agrees that:

                    (a) Affirmative Covenants.

          (i) Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by the Buyer in writing, the Corporation will (i) carry on its business in the ordinary course, consistent with past practice, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business as it exists on the date hereof shall be in all material respects unimpaired on and after the Closing Date, (ii) notify the Buyer of any governmental or third party complaint, investigation or hearing (or written communication indicating that such a complaint, investigation or hearing is or may be contemplated), and (iii) notify the Buyer if the Corporation discovers that any representation by the Corporation set forth in this Agreement was untrue when made or subsequently has become untrue.

          (ii) Access. At all times prior to the Closing, the Corporation will give the Buyer, the Buyer's accountants, counsel, consultants, employees and agents, full access, during normal business hours and upon reasonable notice, to all documents, records, work papers and information with respect to all of the properties, assets, books, contracts, commitments, reports and records relating to the Corporation as the Buyer shall from time-to-time request. In addition, the Corporation will permit the Buyer, the Buyer's accountants, counsel, consultants, employees and agents, reasonable access to such personnel of the Corporation and its accountants during normal business hours and upon reasonable notice as may be necessary or useful to the Buyer in its review of the properties, assets and business affairs of the Corporation and the above-mentioned documents, records and information. The Corporation will keep the Buyer generally informed as to the affairs of the Corporation. The Corporation will also cooperate with Buyer, in all reasonable respects, to afford Buyer with reasonable access to the customers, suppliers and other Persons with business relationships of the Corporation.

          (iii) Public Announcements. Prior to the Closing Date, the Corporation shall not, and it shall not permit any officer, director, employee or agent to, make any public announcement, other than announcements approved by the Buyer and made by the Corporation to its own employees, officers, directors or other personnel, in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer.

          (iv) Further Actions. (A) The Corporation agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby on the Closing Date.

          (B) The Corporation will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Corporation pursuant to applicable law in connection with this Agreement, the Ancillary Documents, the issuance and sale of the Preferred Stock and the Warrant pursuant to this Agreement and the consummation of the other transactions contemplated hereby and thereby.

          (C) The Corporation, as promptly as practicable, will use its best efforts to obtain, or cause to be obtained, all consents (including, without limitation, all consents, approvals, authorizations, waivers, permits, grants, franchises, concessions agreements, licenses, exemptions or orders of registration, certificates, declarations or filings with, or reports or notices with or to any governmental authority and any consent required under any contract) necessary to be obtained in order to consummate the issuance and sale of the Preferred Stock and the Warrant pursuant to this Agreement and the Ancillary Documents and the consummation of the other transactions contemplated hereby and thereby.

          (D) At all times prior to the Closing, the Corporation shall promptly notify the Buyer in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Section 5 to be satisfied, promptly upon becoming aware of the same.

          (v) Further Assurances. Following the Closing, the Corporation shall from time-to-time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Documents and render effective the consummation of the transactions contemplated hereby and thereby.

          (vi) Books and Records; Financial Statements. The Corporation will at all times keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles.

          (vii) Maintenance of Existence, etc. The Corporation will at all times do or cause to be done, and will cause each of its officers and employees to do, all things necessary to maintain, preserve and renew its corporate existence and the corporate existence of its Subsidiaries and all necessary licenses, permits, franchises and other governmental authorizations necessary to own and operate its properties and carry on its business, and comply with, and cause each Subsidiary to comply with, all laws applicable to the Corporation or any Subsidiary.

          (viii) Insurance. The Corporation will at all times provide or cause to be provided for itself and its Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated.

          (ix) Payment of Taxes. The Corporation will at all times duly pay and discharge, and cause each Subsidiary duly and promptly to pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed; provided, however, that nothing contained in this paragraph shall require the Corporation or any such Subsidiary to pay or discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the Corporation or such Subsidiary in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto.

                    (b) Negative Covenants.

          (i) Dividends. The Corporation will not, at any time prior to the Closing Date (A) pay any dividends of any kind on any shares in its capital of any class or series, (B) make any payments on account of the purchase or other acquisition or redemption or other retirement of any shares in its capital of any class or series or any warrants or options to purchase any such shares, or (C) make any other distributions of any kind in respect of any shares in its capital of any class or series or in respect of any warrants or options.

          (ii) Sale of Stock of Subsidiaries. At any time prior to the Closing Date, the Corporation will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of (except to the Corporation or one or more wholly-owned Subsidiaries) any shares of capital stock of any class or series of any Subsidiary, or any other security of, or any funded indebtedness owing to it by, any such Subsidiary.

          (iii) Certain Actions. The Stockholder will cause the Corporation not to, and the Corporation will not, at any time prior to the Closing Date,
      (A) take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties of the Corporation set forth in Section 3, or (B) except in connection with the transactions related hereto which are to close simultaneously with the Closing under this Agreement, incur any indebtedness, other than accounts payable and other liabilities and obligations arising in the ordinary course of the Corporation's business, consistent with past practice.

          SECTION 8A. Buyer's Put Rights.

               (a) Except in the event that there shall have previously occurred a Qualifying Liquidity Event (as defined in the Corporation's Certificate of Incorporation), on and after June 1, 2001, the Buyer may require the Corporation to purchase all of the shares of Common Stock then owned by Buyer (including any shares issued and/or issuable upon conversion of Preferred Stock and/or exercise of the Warrant) for the Purchase Price (as hereinafter defined) ("Buyer's Put") (provided, however, that if Buyer has previously had an opportunity to sell a portion of such shares at a price equal to or greater than four hundred percent (400%) of the then-applicable Conversion Price (as defined in the Corporation's Certificate of Incorporation), then, at the request of the Corporation, Buyer may execute a written waiver of its rights to exercise the Buyer's Put as to such shares, such waiver not to be unreasonably withheld; and provided, further, that following such waiver, such shares shall be freely transferable by the Buyer, free of all rights of first refusal, rights of participation or other rights of the Corporation and/or other stockholders set forth in the Stockholders Agreement).


               (b) The "Purchase Price" per share of Common Stock for purposes of the Buyer's Put shall be equal to (x) the greater of (i) the Corporation's gross revenues from all sources (net of applicable sales and use taxes), or (ii) six (6) times the Corporation's combined income from its theater operations before deduction of corporate overhead expenses (including, without limitation, management and similar fees), interest and taxes; in each case, for the twelve months immediately preceding the date of exercise, divided by (y) the number of shares of Common Stock on the date of exercise issued and/or reserved for issuance, as measured on a fully-diluted basis (i.e., assuming the exercise of all warrants and options and the conversion of all convertible securities and counting as outstanding shares all outstanding phantom stock and similar rights). The Purchase Price shall be determined by the Corporation's then-regularly employed certified public accounting firm. In the event that the Corporation has any additional classes of equity securities and/or rights to purchase additional classes of equity securities outstanding on the date of exercise, the above formula shall be appropriately adjusted by the certified public accountants of the Corporation, acting in good faith, to take account of the same.

               (c) With respect to any exercise of Buyer's Put, at the option of the Corporation, the aggregate Purchase Price may be paid in a lump sum or in no greater than four (4) annual installments. The Corporation shall use its best efforts to maximize the amount of cash which is payable to the Buyer upon exercise of the Buyer's Put.

     (i) If the Corporation elects to make any such payment in a lump sum, such amount shall be payable in cash, within thirty (30) days of the date of any exercise of Buyer's Put.

     (ii) If the Corporation elects to make any such payment in installments, it shall deliver to Buyer a Secured Promissory Note in a form mutually acceptable to the Corporation and the Buyer, payable in no greater than four (4) annual installments, with the first such installment due and payable on the thirtieth (3Oth) day following the applicable date of any exercise of Buyer's Put, and the second, third and fourth such installments (to the extent applicable) due and payable one, two and three years after such date, respectively. Interest shall accrue on any unpaid installments at the "prime rate" published from time to time in the Wall Street Journal plus six percent (6%) beginning on the date of exercise, and each installment payment shall be accompanied by payment of all accrued and unpaid interest up to and including the date of payment. Such note shall be secured by the shares of Preferred Stock and/or Common Stock being repurchased by the Corporation, and certificates representing such shares shall be held by a mutually agreed upon escrow agent, with a pro rata portion of such shares being released to the Corporation as and when principal payments are made on the note. While such shares are being held in escrow, the Buyer shall continue to be treated as the owner of such shares for all purposes of this Agreement and any Ancillary Document (including, but not limited to, for the purposes of exercising the rights of a holder of Preferred Stock under the Corporation's Certificate of Incorporation, and for the purposes of the Stockholders' Agreement and the Management and Monitoring Fee Agreement.)

     (iii) Notwithstanding the foregoing, all unpaid Purchase Price installments and all accrued and unpaid interest thereon shall become immediately due and payable upon the occurrence of a Change in Control of the Corporation (as hereinafter defined). For the purposes of this Section 8A, a Change in Control of the Corporation shall be deemed to have occurred (A) if any person or affiliated group of persons (other than Stockholder and/or any affiliate(s) thereof) becomes the beneficial owner of more than 50% of the combined voting securities of the Corporation or (B) upon the sale of substantially all of the assets of the Corporation.

               (d) If, on or prior to December 31, 1997, the Corporation shall successfully close an initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, the Corporation shall thereafter have the right to terminate Buyer's rights under this Section 8A by paying to Buyer a sum equal to the aggregate purchase price paid to that date by Buyer for the shares of Preferred Stock and/or Common Stock which it then holds.

          SECTION 9. Survival; Indemnification.

               (a) Survival. The warranties and representations of the parties hereto shall be deemed to have been relied upon, notwithstanding any investigation made by or on behalf of any party. Such warranties and representations shall survive the Closing for a period of two (2) years from the Closing Date, except that the representations and warranties contained in
Section 3(m) shall survive until the date upon which the time to assess any tax related to the operations of the Corporation or any Subsidiary prior to the Closing ends, as such date may be extended by consent of the Corporation and/or by operation of law.

               (b) Indemnification by Corporation. The Corporation covenants and agrees to defend, indemnify and hold harmless the Buyer, its officers, directors, employees, agents and controlling persons (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute or otherwise and whether or not resulting from third party claims), including, but not limited to, out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same that shall result in the successful assertion of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

               (i) any inaccuracy of any representation or warranty made by the Corporation herein or in any of the Ancillary Documents or in connection herewith or therewith;

               (ii) any failure of the Corporation to perform any covenant or agreement hereunder or under any Ancillary Document or fulfill any other obligation in respect hereof or of any Ancillary Document; and

               (iii) any claim by any person for any finder's, broker's or other middleman's commission or compensation in respect of the transactions contemplated by this Agreement.

Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any Buyer Indemnitee against any Losses until the aggregate amount of Losses suffered by all Buyer Indemnitees hereunder exceeds $5,000, and then only to the extent of such excess.

               (c) Indemnification by Stockholder. The Stockholder covenants and agrees to defend, indemnify and hold harmless the Buyer Indemnitees from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses resulting from or arising out of any inaccuracy of any representation or warranty made by the Stockholder herein or in any of the Ancillary Documents.

               (d) Indemnification by Buyer. The Buyer covenants and agrees to defend, indemnify and hold harmless the Corporation, its officers, directors, employees, agents and controlling persons (including the Stockholder) (collectively, the "Corporation Indemnitees") from and against, and pay or reimburse the Corporation Indemnitees for, any and all Losses resulting from or arising out of:

               (i) any inaccuracy of any representation or warranty made by the Buyer herein or in any of the Ancillary Documents;

               (ii) any failure of the Buyer to perform any covenant or agreement hereunder or under any Ancillary Document or fulfill any other obligation in respect hereof or of any Ancillary Document; and

               (iii) any claim by any person for any finder's, broker's or other middleman's commission or compensation in respect of the transactions contemplated by this Agreement.

Notwithstanding the foregoing, the Buyer shall not be obligated to indemnify any Corporation Indemnitee against any Losses until the aggregate amount of Losses suffered by all Corporation Indemnitees hereunder exceeds $5,000, and then only to the extent of such excess.

          SECTION 10. Entire Agreement; Amendments. This Agreement (and the Schedules and Exhibits hereto, including, without limitation, the Ancillary Documents) are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the securities sold pursuant hereto. This Agreement and the Ancillary Documents supersede all prior agreements and understandings between the parties with respect to such subject matter hereof and thereof. No term, covenant, agreement or condition of this Agreement may be amended, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), unless agreed to in writing by Buyer and the Corporation.

          SECTION 11. Notices. All notices required or permitted hereunder shall be in writing and shall be sufficiently given if: (a) hand delivered (in which case the notice shall be effective upon delivery); (b) telecopied, provided that in such case a copy of such notice shall be concurrently sent by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective two days following dispatch); (c) delivered by Express Mail, Federal Express or other nationally recognized overnight courier service

(in which case the notice shall be effective one business day following dispatch); or (d) delivered or mailed by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective three days following dispatch), to the parties at the following addresses and/or telecopier numbers, or to such other address or number as a party shall specify by written notice to the others in accordance with this Section 11.

                         If to the Corporation and/or the Stockholder:

                              Mr. A. Dale Mayo
                              President
                              Clearview Cinema Group, Inc.
                              7 Waverly Place
                              Madison, NJ 07940
                              Telecopy:  201-377-4303


                         with a copy to:

                              Warren Colodner, Esq.
                              Kirkpatrick & Lockhart, LLP
                              1251 Avenue of the Americas
                              45th Floor
                              New York, NY 10020
                              Telecopier No.:  212-536-3901


                         If to Buyer:

                              MidMark Capital, L.P.
                              466 Southern Boulevard
                              Chatham, New Jersey 07928
                              Telecopier No.: 201-822-8911


                         with a copy to:

                              David F. Broderick, Esq.
                              McCarter & English
                              Four Gateway Center
                              100 Mulberry Street
                              Newark, New Jersey 07101-0652
                              Telecopier No.:  201-624-7070


          SECTION 12. Sections and Counterparts. The section headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

          SECTION 13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

          SECTION 14. Expenses. Whether or not the transaction contemplated hereby shall be consummated, the Corporation shall pay all fees, costs and expenses in connection with such transaction and in connection with any amendments or waivers (whether or not the same become effective) under or in respect hereof, including, without limitation, in the event that the Closing is held, the reasonable fees and disbursements of the Buyer's counsel, accountants and appraiser and a processing fee payable to MidMark Associates, Inc. in an amount equal to 3% of all funds provided by the Buyer to the Corporation.

          SECTION 15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, administrators and personal representatives. No party may assign its rights under this Agreement without the written consent of the other parties except that Buyer may assign its rights and delegate its obligations to any wholly-owned Subsidiary of Buyer.

          SECTION 16. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative of and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Buyer or the Corporation shall not constitute a waiver of the right to pursue other available remedies. The Stockholder and the Corporation acknowledge and agree that any breach of this Agreement by such parties will result in irreparable and continuing damage to the Buyer for which there will be no adequate remedy at law. The Stockholder and the Corporation further acknowledge and agree, accordingly, that the Buyer shall be entitled to injunctive relief, specific performance and other equitable relief for such breach, or any threatened breach, and that resort by the Buyer to any such equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Buyer may have with respect to such breach or threatened breach.

          SECTION 17. No Recourse to General Partner of Buyer. The Corporation and the Stockholder agree that they shall have recourse only to the assets of the Buyer with respect to any breach or claimed breach of this Agreement or any Ancillary

Document, and that MidMark Associates, Inc., the general partner of the Buyer, shall have no liability with respect thereto.

          SECTION 18. Definition of "Knowledge". As used herein, the "knowledge" of any party means the actual knowledge of such party and/or its executive officers after due inquiry.

          SECTION 19. Confidentiality. In connection with the negotiation of this Agreement, and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except (i) to lender, advisors, consultants and affiliates (collectively, "Advisors") in connection with the transactions contemplated hereby or (ii) as may be required by applicable law. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts including instruction its employees and others who have had access to such information, to keep confidential and not to use any such information, and shall use all reasonable efforts to cause its Advisors to maintain the confidentiality thereof, unless such information is now or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                   CLEARVIEW CINEMA GROUP, INC.


                                   By:__________________________
                                      Name:  A. Dale Mayo
                                      Title: President


                                   MIDMARK CAPITAL, L.P.

                                   By:  MidMark Associates, Inc.
                                        General Partner


                                   By:___________________________
                                      Name:  Denis Newman
                                      Title: President


                                   The Stockholder:



                                   ------------------------------
                                   A. Dale Mayo

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                   CLEARVIEW CINEMA GROUP, INC.


                                   By:__________________________
                                      Name:  A. Dale Mayo
                                      Title: President


                                   MIDMARK CAPITAL, L.P.

                                   By:  MidMark Associates, Inc.
                                        General Partner


                                   By:___________________________
                                      Name:  Denis Newman
                                      Title: President


                                   The Stockholder:



                                   ------------------------------
                                   A. Dale Mayo

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                   CLEARVIEW CINEMA GROUP, INC.


                                   By:__________________________
                                      Name:  A. Dale Mayo
                                      Title: President


                                   MIDMARK CAPITAL, L.P.

                                   By:  MidMark Associates, Inc.
                                        General Partner


                                   By:___________________________
                                      Name:  Denis Newman
                                      Title: President


                                   The Stockholder:



                                   ------------------------------
                                   A. Dale Mayo


         [Schedules are not included herewith, but will be provided by the Company upon request.]


                                      -25-